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Exhibit (j)
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                            INDEPENDENT AUDITORS' CONSENT



The Board of Directors
General Securities, Incorporated:


We consent to the use of our report dated December 18, 1998 included herein and references to our Firm under the headings "FINANCIAL HIGHLIGHTS" in Part A and "INVESTMENT ADVISORY AND OTHER SERVICES-Independent Auditors" in Part B of the Registration Statement.


                              /s/ KPMG Peat Marwick LLP
                              KPMG Peat Marwick LLP




Minneapolis, Minnesota
January 29, 1999